As filed with the Securities and Exchange Commission on November 5, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                      HOSPITALITY WORLDWIDE SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
--------------------------------------------------------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   11-3096379
--------------------------------------------------------------------------------
                                  (IRS Employer
                             Identification Number)


                           ---------------------------


                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022
                                 (212) 223-0699
--------------------------------------------------------------------------------
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                           ---------------------------

                   Howard G. Anders, Executive Vice President
                      Hospitality Worldwide Services, Inc.
                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022
                                 (212) 223-0699
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                            Robert H. Friedman, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022

                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

================================================================================
                             Proposed
 Title of                     Maximum          Proposed
Shares to        Amount      Aggregate          Maximum          Amount of
    be            to be       Price            Aggregate         Registra-
Registered     Registered    Per Share      Offering Price        tion Fee
----------     ----------    ---------      --------------        --------

Common          1,252,500    $11.8125(1)      $14,789,250        $4,481.59
Stock,
$.01 par
value
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, based upon $11.8125, the per Share average of high and low sale prices of the Registrant's Common Stock as reported by the American Stock Exchange for trading on October 29, 1997.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS
                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1997

                        1,252,500 SHARES OF COMMON STOCK

                      HOSPITALITY WORLDWIDE SERVICES, INC.


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") of Common Stock, $.01 par value (the "Common Stock"), of Hospitality Worldwide Services, Inc. (the "Company") issued by the Company to the Selling Shareholders in connection with (i) the acquisition by the Company of The Leonard Parker Company ("LPC") and (ii) compensation for consulting services rendered. The Common Stock is being reoffered and resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Common Stock.

         The Selling Shareholders have advised the Company that the resale of their Common Stock may be effected from time to time in one or more transactions on the American Stock Exchange (the "AMEX"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Common Stock to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer acquiring the Common Stock from the Selling Shareholders may sell such securities in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

--------------------------------------------------------------------------------

             AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES
                             A HIGH DEGREE OF RISK.
                      SEE "RISK FACTORS" AT PAGE 4 HEREOF.

--------------------------------------------------------------------------------


         The  Common  Stock is traded on the AMEX  under the  symbol  "HWS".  On
November 3, 1997, the last sale price for the Common Stock on the AMEX was $11.75.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     The date of this Prospectus is , 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is listed on the AMEX and such reports and other information may also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.



                                TABLE OF CONTENTS




AVAILABLE INFORMATION....................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................3

RISK FACTORS.............................................................4

THE COMPANY..............................................................8

USE OF PROCEEDS..........................................................8

SELLING SHAREHOLDERS.....................................................9

PLAN OF DISTRIBUTION.....................................................9

LEGAL MATTERS...........................................................10

EXPERTS  ...............................................................10

ADDITIONAL INFORMATION..................................................10

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB, as amended by, Form 10-KSB/A for the year ended December 31, 1996, Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997 and Current Reports on Form 8-K filed on January 24, 1997 and on Form 8-K/A filed on March 25, 1997, on Form 8-K/A filed on March 28, 1997 and on Form 8-K/A filed on November 4, 1997, which have been filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(b) of the Exchange Act filed on September 17, 1997 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Hospitality Worldwide Services, Inc. at 450 Park Avenue, Suite 2603, New York, New York 10022, Attention: Secretary. Oral requests should be directed to such officer (telephone number (212) 223-0699).

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

         THE   SECURITIES   OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE  OF  RISK.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS.

RECENT CHANGE OF BUSINESS FOCUS

         The Company's historical results of operations do not reflect combined operations relating to its current lines of business for a significant period of time and such results may not be indicative of the Company's future results of operations. In August 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF Interior Services, Inc., doing business as Hospitality Restoration and Builders ("AGF"), a company that provided renovation services to the hospitality industry. In February 1996, the Company disposed of its lighting business, which prior to the acquisition of the assets of AGF, was its only operating business. In January 1997, the Company acquired 100% of the outstanding capital stock of The Leonard Parker Company ("LPC"). In May 1997, the Company entered into a joint venture with Apollo Real Estate Advisors II, L.P. ("Apollo") and Watermark Limited LLC ("Watermark LLC") to identify, acquire, renovate, refurnish and sell hotel properties (the "Apollo Joint Venture"). These businesses represent a substantial change from the Company's original line of business of designing, manufacturing and installing energy-efficient lighting fixtures for the hospitality industry. Management and other key personnel may not have the depth of expertise required to manage such a substantial change in business focus. If the Company's efforts are not successful, the Company's results of operations could be materially adversely affected.

MANAGEMENT OF GROWTH

         The Company has recently experienced and is expected to continue to experience growth in the scope of its operations. The Company will need to hire additional financial, human resources and sales and marketing personnel. This growth will result in increased responsibilities for management and may place a strain on the Company's operational, financial and other resources. There can be no assurance that the Company will be able to achieve or manage any such growth effectively. Failure to do so could have a material adverse effect on the Company.

HISTORY OF LOSSES

         For the year ended December 31, 1996, the Company had net income applicable to common shareholders of $1,842,678 and pro forma net income applicable to common shareholders of $1,435,165, compared to a net loss of $1,115,969 for the year ended December 31, 1995. The Company's net income applicable to common shareholders for the six months ended June 30, 1997 was $671,573. During that same period, the Company recognized increased renovation revenues of $780,183 without any increase in associated costs as a result of renegotiating a renovation contract with Watermark LLC, the general partner of the Company's principal shareholder. If this renovation contract had not been renegotiated, net income applicable to common shareholders for the six months ended June 30, 1997 would have been approximately $230,000. There can be no assurance that the Company's operations will continue to be profitable or that any positive cash flow generated by the Company's operations will be sufficient to meet the Company's future cash and operational requirements.

COMPETITION

         Servicing the hospitality industry is a highly competitive business, with competition based largely on price and quality of service. In its renovation business, the Company primarily competes with small, closely-held or family owned businesses. In its purchasing and reorder businesses, the Company competes with other independent procurement companies, hotel purchasing companies and food service distribution companies. With respect to the Company's new proprietary software product ("Parker FIRST"), the Company expects competition from a number of hotel management companies, hotel companies, franchise operators and other entities who are pursuing the development of software systems that attempt to provide on-line procurement services. There is no single competitor or small number of competitors that is or are dominant in the Company's business areas. However, some of the Company's competitors and potential competitors possess substantially greater financial, personnel, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully.

RISK OF JOINT INVESTMENT

         The Apollo  Joint  Venture  may be  terminated  by either the  Company,
Apollo or Watermark LLC at anytime after May 2002 upon 180 days' prior written notice. Apollo will have complete discretion over the approval and the terms of each project presented to the Apollo Joint Venture. Each project will be governed by a separate operating agreement. Each operating agreement in respect of the development companies formed to purchase, renovate and sell hotel properties pursuant to the Apollo Joint Venture will provide that Apollo, as the majority in interest member, may request that each member provide additional capital for a specific project. In the event that the Company is unable to meet such capital request, its interest in such project will be decreased by the amount which Apollo contributes pursuant to such capital request, as well as an additional penalty amount. Further, if the Company were to pursue the opportunity to acquire a hotel during the next five years, it would be required to first present such opportunity to Apollo.

         In addition to Apollo's discretion over projects in which the Apollo Joint Venture will participate, the operating companies formed in respect of each project will be controlled by Apollo as the majority member in interest and Apollo and Watermark LLC as managers. The risk is present in this joint venture, and in other joint ventures in which the Company may subsequently determine to participate, that the other joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint venture or the Company. Moreover, if Apollo were unable to meet its economic or other obligations to the venture, the Company could be required to fulfill those obligations. The operating agreements will also impose certain limitations on transferability of interests, including the right of members holding in the aggregate a majority of the interests of the operating company to force any other member to sell its interest upon a transfer by such members of their interests. In light of the substantial limitations on the Company's discretion with respect to the Apollo Joint Venture, there can be no assurance that it will prove to be a successful joint venture for the Company.

RISKS ASSOCIATED WITH DEVELOPMENT OF PARKER FIRST

         The growth of the Company's reorder business depends largely on the successful introduction and subsequent market penetration of Parker FIRST. The Company initiated beta testing of this software in September 1997 and there can be no assurance that the product will be successfully implemented on the Company's proposed timetable or that, once introduced, Parker FIRST will be commercially successful. Significant flaws in the software or delays in implementation would have a material adverse effect on the Company. In addition, there can be no assurance that the Company's competitors will not develop software products that are substantially equivalent or superior to Parker FIRST.

LIMITED INTELLECTUAL PROPERTY PROTECTION

         The Company believes that the proprietary nature of Parker FIRST is critical to the success of such software. There can be no assurance that the steps taken by the Company to deter misappropriation of its proprietary information will be adequate or that the Company will be able to take appropriate steps to enforce intellectual property rights. Further, the laws of many foreign countries do not protect the Company's intellectual property rights to the same extent as the laws of the United States. The failure of the Company to protect its proprietary information could have a material adverse effect on the Company.

HOTEL RENOVATION RISKS

         The Company provides renovation services to its clients on a fixed price basis. As a result, the Company is exposed to certain risks, including the possibility of unforeseen construction costs and delays due to various factors such as the inability to obtain regulatory approvals, inclement weather, fires, acts of nature and labor or material shortages. Such unanticipated delays and expenses, should they materialize, could affect the Company's results of operations and its reputation and impair its ability to obtain additional renovation work and could have a material adverse effect on the Company.

DEPENDENCE UPON AVAILABILITY OF QUALIFIED LABOR

         The Company's ability to provide renovation services successfully to the hospitality industry depends upon its ability to hire local contractors and laborers in the areas where it provides such renovation services. The Company is dependent upon the availability of a local labor force, which is affected by prevailing wages, weather and local economic conditions and there can be no assurance that such supply will be adequate to meet the Company's requirements or that such supply can be obtained at wage levels satisfactory to the Company.

         Parker FIRST will require substantial software development and technical support to complete the development and the deployment of the product and to support it once it is installed. The Company faces intense competition for software development and technical support personnel from other entities. There can be no assurance that the Company will be successful in hiring and retaining such key personnel.

SUPPLIER RELATIONSHIPS

         The Company's purchasing arrangements with suppliers of hospitality-related products are by purchase order and terminable at will by either party. There can be no assurance that any of the Company's supplier relationships will not be terminated in the future. While the Company has been able to obtain products on a timely basis in the past, the Company is subject to the risk that it will be unable to purchase sufficient products to meet its clients' requirements. Any shortages or delays in obtaining these products could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         A portion of the Company's revenues is derived from international sales and the Company's business strategy involves expanding its international operations. There are certain risks inherent in conducting business internationally, such as unexpected changes in regulatory requirements, export restrictions, tariff and other trade barriers, difficulties in staffing and managing foreign operations, different employment laws and practices in foreign countries, longer payment cycles, political instability, exposure to currency fluctuations, exchange rates, imposition of currency exchange controls, potentially adverse tax consequences and country-specific product requirements, any of which could adversely effect the success of the Company's international operations. There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's international operations and, consequently, on the Company.

CONTROL BY CERTAIN SHAREHOLDERS

         Watertone Holdings, L.P. ("Watertone") beneficially owns 1,800,000 shares or 16% of the outstanding Common Stock. Robert Berman, the President and Chief Executive Officer of the Company, is a director of Watermark LLC, the general partner of Watertone. The Parker family controls 200,000 shares of LPC Preferred, each of which are entitled to 4.17 votes. The Parker family, as holders of LPC Preferred are entitled to (i) vote on all matters submitted to the holders of the Common Stock and/or directors; and (ii) elect two directors to the Company's Board of Directors at any time that any of the LPC Preferred is outstanding. Accordingly, each of Watertone, Watermark LLC, Mr. Berman and the Parker family will be able to influence (in addition to Mr. Berman's, Leonard Parker's and Douglas Parker's influence as officers and/or directors) the affairs of the Company, including the election of directors and other matters requiring shareholder approval.

SHARES ELIGIBLE FOR FUTURE SALE

         As of October 9, 1997, the Company had 11,280,739 shares of Common Stock issued and outstanding. Of these shares, a total of 7,162,168 shares of Common Stock are freely tradable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined in the Securities Act (who would be required to sell under Rule 144 under the Securities Act). The remaining 4,118,571 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" as that term is defined by Rule 144 (the "Restricted Shares"). The resale of an aggregate of 1,252,500 shares of Common Stock is being registered in the Registration Statement of which this Prospectus forms a part. Under Rule 144, a person who has held restricted securities for a period of two years may sell a limited number of such securities into the public market without registration of such securities under the Securities Act. Rule 144 also permits, under certain circumstances, persons who are not affiliates of the Company to sell their restricted securities without quantity limitations once they have satisfied Rule 144's three-year holding period. Sales made pursuant to Rule 144 by the Company's existing shareholders may have a depressive effect on the price of the shares of Common Stock in the public market. Such sales could also adversely affect the Company's ability to raise capital at that time through the sale of its equity securities.


POSSIBLE ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK; POTENTIAL DILUTION OF COMMON STOCK OR INTEREST IN PARKER REORDER CORPORATION

         The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 3,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders. As of the date of this Prospectus, 200,000 shares of 6% Redeemable Convertible Preferred Stock (the "LPC Preferred") are outstanding, which shares were issued as partial consideration for the acquisition of LPC. Although the Company currently has no plans for the issuance of additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. The ability of the Board of Directors to issue Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management and, as a result, could prevent the shareholders of the Company from being paid a premium over the market value for their shares of Common Stock. If the Company fails to redeem the LPC Preferred upon the request of the holders thereof at any time after January 10, 2002, the holders of LPC Preferred will be entitled to elect a majority of the members of the Board of Directors. At any time between January 10, 1998 and January 10, 2000, the holders of the LPC Preferred will have the right to convert such stock into either (i) 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 5,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) or (ii) 9.8% of the capital stock of Parker Reorder Corporation ("Parker Reorder"). If the holders exercise the option to convert the LPC Preferred into shares of Common Stock, holders of Common Stock will experience dilution. If the holders exercise the option to convert the LPC Preferred into 9.8% of the capital stock of Parker Reorder, the Company's equity ownership in Parker Reorder will be reduced. The holders of LPC Preferred also have the right, as long as the LPC Preferred is outstanding, to receive 20% of the cumulative net profits of Parker Reorder, measured from January 1, 1997.

NO DIVIDENDS

         The Company has never paid a dividend on its Common Stock and does not intend to pay any dividends on its Common Stock in the foreseeable future. In addition, the Company is restricted from paying or declaring any dividends on any capital stock other than the LPC Preferred, so long as such LPC Preferred is outstanding.


                                   THE COMPANY

         Hospitality Worldwide Services, Inc. has evolved over the past two years from a narrowly focused lighting fixture design, manufacturing and installation company formerly known as Light Savers U.S.A., Inc., into one of the leading providers of a broad range of outsourcing services to the hospitality industry. These services include hotel renovation, procuring hotel furniture, fixtures and equipment ("FF&E") and reordering hotel operating supplies and equipment ("OS&E"). This rapid evolution resulted from two primary factors: (i) the acquisition of the assets comprising the business of Hospitality Restoration and Builders, Inc. ("HRB") and the acquisition of LPC, including its then subsidiary, Parker Reorder and (ii) the Company's disposition of its lighting business.

         HRB  has  performed  a wide  variety  of  renovation  services  for the hospitality industry for over 18 years. Founded in 1969, LPC provides procurement services to hotel owners, operators and developers in over 40 countries and over 40 states. The original founders of both HRB and LPC continue to manage these businesses. Parker Reorder offers hotel properties the ability to order, on an as needed basis, any and all OS&E products used by such properties. The Company is enhancing its reorder business with Parker FIRST, which allows clients to reorder OS&E and other products on-line and will provide such clients with access to forecasting and product evaluation capabilities. Headquartered in New York, New York and with offices in Coral Gables, Florida; Los Angeles, California; Singapore; Dubai, United Arab Emirates and Sandton, South Africa, the Company is well-situated to meet client needs around the globe.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the reoffer and resale of the Common Stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder as of October 31, 1997, (ii) the number of Shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of Common Stock to be held by each Selling Shareholder after completion of the offering.


                                                                                       Number
                                                                                      Shares of
                                                                                       Common
                                                                                    Stock/Percen-
                                                                   Number of          tage of
                                                                   Shares to         Class to be
                                      Number of Shares                be             Owned After
                                       of Common Stock             Offered          Completion
       Name and Address          Owned at October 31,1997(2)      for Resale       of the Offering
------------------------------   ----------------------------   --------------   -------------------
Leonard Parker(1)                           300,000                300,000                0
Douglas Parker(1)                           190,000                190,000                0
Bradley Parker(1)                           190,000                190,000                0
Philip Parker(1)                            190,000                190,000                0
Mitchell Parker(1)                          190,000                190,000                0
Gregg Parker(1)                             190,000                190,000                0
Harriette Weiss-Terbell(3)                    2,500                  2,500                0


________________________

(1) The address for these selling shareholders is c/o The Leonard Parker Company, 550 Biltmore Way, Coral Gables, Florida, 33143.

(2) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the footnotes to this table. The calculation of shares of Common Stock beneficially owned was determined in accordance with Rule 13- 3(d) of the Exchange Act.

(3) The address for this selling shareholder is c/o Terbell Partners, Ltd., 401 Greens Farms Road, Westport, Connecticut, 06880.

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; neither the Company nor the Selling Shareholders have employed an underwriter for the sale of Common Stock by the Selling Shareholders. The Company will bear all expenses in connection with the preparation of this Prospectus. The Selling Shareholders will bear all expenses associated with the sale of the Common Stock.

         The  Common  Stock  may be  sold  from  time  to  time  by the  Selling
Shareholders, or by pledgees, donees, transferees or other successors in interest on the AMEX, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Any broker-dealer acquiring Common Stock from the Selling Shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the AMEX or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The Selling Shareholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the Selling Shareholders and applicable transfer taxes, are payable by the Selling Shareholders.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022.



                                     EXPERTS

         The consolidated financial statements of Hospitality Worldwide Services, Inc. and Subsidiary appearing in the Company's Annual Report on Form 10-KSB, as amended by 10-KSB/A, for the year ended December 31, 1996 have been audited by BDO Seidman LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of BDO Seidman LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of The Leonard Parker Company and Affiliates, except for The Leonard Parker Company (Africa) (Proprietary) Limited, appearing in the Company's Current Report on Form 8-K/AA dated March 28, 1997 have been audited by BDO Seidman LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of BDO Seidman LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of The Leonard Parker Company (Africa) (Proprietary) Limited, appearing in the Company's Current Report on Form 8-K/AA dated March 28, 1997 have been audited by Fotinakis Phitidis (SA), independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Fotinakis Phitidis (SA) pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
--------          --------------------------------------------

         The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:


SEC Registration Fee...............................      $4,481.59
Accounting Fees and Expenses.......................       5,000.00
Legal Fees and Expenses............................      20,000.00
Blue Sky Fees and Expenses.........................              0
Miscellaneous Expenses.............................         518.41
                                                         ---------
Total..............................................     $30,000.00
                                                        ==========

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------          -----------------------------------------

         Article "3" (i) and (ii) of the Company's Certificate of Incorporation contains the following provision with respect to limiting the liability of
Directors:

                  "3: A director of the corporation shall not be held liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

                  (i) liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated BCL Section 719, or

                  (ii) liability for any act or omission prior to the adoption of this provision.

         Section 721 through 726 inclusive of the New York Business Corporation Law (the "New York BCL") also contain provisions relating to the indemnification of officers and directors. The New York BCL provides that a corporation may (but is not required to) indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses of litigation (other than in an action brought by the corporation against such person or by shareholders against such person on behalf of the corporation), even if the director or officer is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation (and, criminal actions or proceedings, had no reason to believe his conduct was unlawful). In addition, a corporation may (but is not required to) indemnify a director or officer against amounts paid in settlement and reasonable expenses of an action brought against him by the corporation or by shareholders on behalf of the corporation, even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation. However, no indemnification is permitted in an action by the corporation, or shareholders on behalf of the corporation, in connection with the settlement or other disposition of a threatened or pending action or in connection with any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless a court determines that, in view of all of the circumstances, he is entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In addition, the New York BCL provides that a director or officer shall be indemnified if such person is successful in the litigation on the merits or otherwise.

         Permitted indemnification as described above may only be made if it is authorized by the Board of Directors, in each specific case, based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under New York BCL Section 721. Such authorization is made by the Board of Directors, either acting as a quorum of disinterested directors or based upon an opinion by independent legal counsel or the shareholders that indemnification is proper because the applicable standard of conduct has been met. Upon application of the person seeking indemnification, a court may also award indemnification upon a determination that the standards outlined above have been met. A corporation's board of directors may also authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by him to repay such expenses, if it is ultimately determined that he is not entitled to be indemnified for them.

ITEM 16.          EXHIBITS.
--------          ---------

                  EXHIBIT INDEX
                  -------------

EXHIBIT
-------

         5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

     23(a)        Consent of BDO Seidman, LLP.

     23(b)        Consent of Fotinakis Phitidis, Chartered Accountants (SA).

     23(c) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5).

     24(a) Powers of Attorney (included on the Signature page of this Registration Statement).


ITEM 17.          UNDERTAKINGS
--------          ------------

                  The undersigned registrant hereby undertakes:

                           a)       To file,  during any period in which  offers
or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b)       That,  for the  purpose of  determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c)       To remove  from  registration  by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorizes this Registration Statement to be signed on its behalf by the undersigned, the City of New York, State of New York, on the 3rd day of November, 1997.



                                     HOSPITALITY WORLDWIDE SERVICES, INC.
                                       (Registrant)


                                     By:/s/ Robert A. Berman
                                        -------------------------------------
                                           Robert A. Berman, President, Chief
                                           Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert A. Berman and Howard G. Anders his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           SIGNATURE                          TITLE                                           DATE
           ---------                          -----                                           ----


/s/  Robert A. Berman
----------------------------   President, Chief Executive Officer (principal            November 3, 1997
       Robert A. Berman        executive officer) and Director

/s/  Leonard F. Parker
----------------------------   Chairman of the Board and Director                       November 3, 1997
      Leonard F. Parker

/s/  Howard G. Anders
----------------------------   Executive Vice President, Chief Financial Officer        November 3, 1997
       Howard G. Anders        (principal financial officer and principal
                               accounting officer) and Secretary

/s/  Douglas Parker
----------------------------   President - LPC and Director                             November 3, 1997
       Douglas Parker

/s/  Louis K. Adler
----------------------------   Director                                                 November 3, 1997
       Louis K. Adler

/s/  George Asch
----------------------------   Director                                                 November 3, 1997
        George Asch

/s/  Richard A. Bartlett
----------------------------   Director                                                 October 30, 1997
    Richard A. Bartlett

/s/  Scott Kaniewski
----------------------------   Director                                                 November 3, 1997
       Scott Kaniewski


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
-------

         5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

     23(a)        Consent of BDO Seidman, LLP.

     23(b)        Consent of Fotinakis Phitidis, Chartered Accountants (SA)

     23(c) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5).

     24(a) Powers of Attorney (included on the Signature page to the Registration Statement).